UNISYS CORPORATION
                                  ("Company")
                                 Debt Securities
                                 TERMS AGREEMENT


September 9, 2005

Unisys Corporation
Unisys Way
Blue Bell, Pennsylvania  19424
Attention:  Vice President and Treasurer

Dear Sirs:
    On behalf of the several Underwriters named in Schedule A hereto and for their respective accounts, we offer to purchase, on and subject to the terms and conditions of the Underwriting Agreement Basic Provisions filed as an exhibit to the Company's registration statement on Form S-3 (No. 333-85650) (the "Underwriting Agreement"), the following securities ("Securities") to be issued under an indenture, dated as of March 1, 2003, between the Company and HSBC Bank USA, National Association as Trustee (successor to HSBC Bank USA), on the following terms:

      Title: 8% Senior Notes due 2012 (the "2012 Notes") and 8 1/2% Senior Notes due 2015 (the "2015 Notes" and, together with the 2012 Notes, the "Notes")

      Principal Amount: $400,000,000 of the 2012 Notes and $150,000,000 of the 2015 Notes

      Interest: 8% per annum on the 2012 Notes and 8 1/2% per annum on the 2015 Notes, in each case, payable semiannually on April 15 and October 15, commencing April 15, 2006, to holders of record on the preceding April 1 or October 1, as the case may be.

      Maturity: 2012 Notes mature on October 15, 2012 and 2015 Notes mature on October 15, 2015

      Optional Redemption: The 2012 Notes may be redeemed at the Company's option, at any time, in whole or in part, at a redemption price equal to the greater of (i) 100% of the principal amount of Notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the redemption date at the then current Treasury Rate plus 50 basis points, plus any accrued and unpaid interest to the date of redemption. From the date of issuance up to October 14, 2010, the 2015 Notes may be redeemed at the Company's option, in whole or in part, at a redemption price equal to the greater of (i) 100% of the principal amount of notes to be redeemed or (ii) the sum of the present values of the principal, premium and interest (exclusive of interest accrued to the date of redemption) that would be payable on such Notes through October 15, 2010, as set forth in the next sentence, discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the then current Treasury Rate plus 50 basis points, plus any accrued and unpaid interest to the date of redemption. Beginning on October 15, 2010, the Company may redeem all or a part of the 2015 Notes at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, to the applicable redemption date, if redeemed during the twelve month period commencing on October 15 of the years indicated below:

            Year                                                Percentage
            ----                                                ----------
            2010 ................................................104.250%
            2011 ................................................102.833%
            2012 ................................................101.417%
            2013 and thereafter .............  ..................100.000%

      The term "Treasury Rate" shall have the meaning ascribed to it in the Company's Prospectus Supplement dated September 9, 2005 pursuant to which the 2012 Notes and the 2015 Notes were offered.

      Sinking Fund:   None

      Delayed Delivery Contracts:  None

      Purchase Price: With respect to each series of Notes, 98.56% of principal amount, plus accrued interest, if any, from September 14, 2005

      Expected Reoffering Price: With respect to each series of Notes, 100% of principal amount plus accrued interest, if any, from September 14, 2005, subject to change by the undersigned

      Closing Date: 10 a.m. on September 14, 2005, at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017

      Settlement:  Federal (same-day) funds.

      Names and Addresses of Representatives:

      Banc of America Securities LLC
      9 West 57th Street
      New York, New York  10019

      Citigroup Global Markets Inc.
      390 Greenwich Street
      New York, NY  10013


            The respective principal amounts of the Notes to be purchased by each of the Underwriters are set forth opposite their names in Schedule A hereto.

            It is understood that we may, with your consent, amend this offer to add additional Underwriters and reduce the aggregate principal amount to be purchased by the Underwriters listed in Schedule A hereto by the aggregate principal amount to be purchased by such additional Underwriters.

            The provisions of the Underwriting Agreement are incorporated herein by reference.

            The Notes will be made available for checking and packaging at the office of Simpson Thacher & Bartlett LLP at least 24 hours prior to the Closing Date.


Please signify your acceptance of our offer by signing the enclosed response in the space provided and returning it to us.

Very truly yours,

BANC OF AMERICA SECURITIES LLC
CITIGROUP GLOBAL MARKETS INC.


On behalf of themselves and as Representatives of the Several Underwriters

By:  BANC OF AMERICA SECURITIES LLC


      By:____________________________
Name:
Title:



By:  CITIGROUP GLOBAL MARKETS INC.


      By:____________________________
Name:
Title:



                                    SCHEDULE A

Underwriter                         2012 Notes                     2015 Notes
-----------                         ----------                     ----------
Banc of America Securities LLC    $118,750,000                    $44,531,000
Citigroup Global Markets Inc.      118,750,000                     44,531,000
ABN AMRO Incorporated               25,000,000                      9,375,000
BNP Paribas Securities Corp.        25,000,000                      9,375,000
Deutsche Bank Securities Inc.       25,000,000                      9,375,000
Scotia Capital (USA) Inc.           25,000,000                      9,375,000
Wachovia Capital Markets, LLC       25,000,000                      9,375,000
BNY Capital Markets, Inc.            8,333,000                      3,125,000
HSBC Securities (USA) Inc.           8,333,000                      3,125,000
McDonald Investments Inc.            8,333,000                      3,125,000
PNC Capital Markets, Inc.            8,333,000                      3,125,000
The Williams Capital Group, L.P.     4,168,000                      1,563,000
                                   -----------                   ------------
                                  $400,000,000                   $150,000,000







      To:   Banc of America Securities LLC and
            Citigroup Global Markets Inc.
             as Representatives of the Several Underwriters



            We accept the offer contained in your letter, dated September 9, 2005, relating to $400,000,000 principal amount of our 8% Senior Notes due 2012 and $150,000,000 principal amount of our 8 1/2% Senior Notes due 2015. We also confirm that, to the best of our knowledge after reasonable investigation, the representations and warranties of the undersigned in the Underwriting Agreement filed as an exhibit to the undersigned's registration statement on Form S-3 (No. 333-85650) (the "Underwriting Agreement") are true and correct, no stop order suspending the effectiveness of the Registration Statement (as defined in the Underwriting Agreement) or of any part thereof has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the undersigned, are contemplated by the Securities and Exchange Commission and, subsequent to the respective dates of the most recent financial statements in the Prospectus (as defined in the Underwriting Agreement), there has been (or in the case of a form of prospectus filed pursuant to Rule 424(b)(1) or (4) there will be, as of the date of such prospectus) no material adverse change in the financial position or results of operations of the undersigned and its subsidiaries except as set forth in or contemplated by the Prospectus.

            [SIGNATURE BLOCK FOLLOWS ON NEXT PAGE]


To:         Banc of America Securities LLC and
            Citigroup Global Markets Inc.
              as Representatives of the Several Underwriters

Very truly yours,


UNISYS CORPORATION


By:    __________________________
Name:  Scott A. Battersby
Title: Vice President & Treasurer